UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            January 31, 2007

GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-32325	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             (405) 600-0711

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 31, 2007, the management of GMX Resources Inc. (the “Company”) determined that its pro forma footnote disclosures for stock based compensation expense for the three and six month periods ending June 30, 2005 and the three and nine month periods ending September 30, 2005 (the “2005 Interim Periods”) were overstated and therefore not correct. The overstatement of the pro forma expense resulted in the Company’s pro forma net income disclosures being understated for the same periods. For this reason the Company determined that the footnote disclosures in its previously issued financial statements relating to the 2005 Interim Periods should no longer be relied upon.

These footnote disclosures were required to reflect what the Company’s net income and net income per share would have been if the Company had applied the requirements of Financial Accounting Standards Board Statement 123(R) (“FASB 123(R)”) during the 2005 Interim Periods. Beginning in 2006, FASB 123(R) requires the recording of non cash expense associated with the Company’s stock options in the Company’s income statement.

The overstatement of pro forma expense occurred because the Company disclosed the entire expense associated with options granted during the periods affected rather than spreading such expense over the option vesting period. The Company has corrected these errors by filing amendments to the Company’s quarterly reports on Form 10-Q for the second and third quarters of 2006, which Forms 10-Q included the pro forma footnote disclosures for the 2005 Interim Periods. A summary of the changes is set forth below.

The corrections to the footnote disclosures do not result in any changes to the Company’s actual reported revenues, expenses, net income or net income per share, balance sheet or statements of cash flows for any period of 2005.

The pro forma stock based compensation expense for the year ended December 31, 2005 in the Company’s Form 10-KSB was correctly reported. For 2006, the Company adopted FASB 123(R) as required and its stock based compensation expense has been correctly reported in its income statements for the first, second and third quarters of 2006.

The Company has discussed these matters with its independent accountants, who noted the error.

The following sets forth the pro forma footnote disclosure amounts of stock based compensation expense as previously reported and the amounts as corrected for the three and six months ended June 30, 2005 (unaudited):

	Previously Reported		As Restated
	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
Net income as reported	$914,864	$1,519,388	$914,864	$1,519,388
Deduct: Stock-based compensation, net of tax	438,686	498,606	26,619	86,539
Pro forma	$476,178	$1,020,782	888,245	$1,432,849
Earnings Per Share:
Basic - as reported	.11	.19	.11	.19
Basic - pro forma	.06	.12	.11	.18
Diluted - as reported	.11	.19	.11	.19
Diluted - pro forma	.06	.12	.11	.17

The following sets forth the pro forma footnote disclosure amounts of stock based compensation expense as previously reported and the amounts as corrected for the three and nine months ended September 30, 2005(unaudited):

	Previously Reported		As Restated
	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
Net income as reported	$2,050,332	$3,569,720	$2,050,332	$3,569,720
Deduct: Stock-based compensation, net of tax	1,027,341	1,525,947	117,547	204,087
Pro forma	$1,022,991	$2,043,773	1,932,785	$3,365,633
Earnings Per Share:
Basic - as reported	.21	.41	.21	.41
Basic - pro forma	.18	.24	.20	.39
Diluted - as reported	.21	.41	.21	.41
Diluted - pro forma	.11	.24	.19	.37

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

Date: February 1, 2007	By:	/s/ Ken L. Kenworthy, Sr.
Ken L. Kenworthy Sr., Chief Financial Officer